Exhibit 99.1

ZALE CORPORATION

AUDIT COMMITTEE CHARTER

(As of September 2010)

Purposes

The primary purposes of the Audit Committee are to assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. Its responsibilities in that regard include:

•                                          Reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public distribution or other uses thereof;

•                                          Reviewing the annual independent audit of the Company’s financial statements;

•                                          Reviewing the Company’s systems of internal accounting and financial controls; and

•                                          Reviewing and monitoring the internal audit process and internal audit results.

In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all Company books, records, facilities, personnel, legal counsel and independent auditors, along with the sole power to retain and terminate outside counsel, auditors or other experts for this purpose and to approve their fees and other retention fees. Any independent auditor retained by the Company shall report directly to the Committee and is ultimately accountable to the Committee. The Committee shall be entitled to incur at the Company’s expense ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

The Committee shall review the adequacy of this charter on an annual basis and recommend any appropriate changes to the Board for consideration.

Membership

Appointment and Removal. The Committee shall be appointed by the Board and shall serve at the pleasure of the Board for such term as the Board may decide or, with respect to an individual Committee member, until such Committee member is no longer a Board member. The Board shall designate the chair of the Committee.

Number and Meetings. The Committee shall be comprised of not less than three members of the Board. The Committee shall meet as often as necessary to fulfill its responsibilities.

Independence. The Committee members will each qualify as (1) an “independent director” under the rules of the New York Stock Exchange and (2) “independent” as defined by the rules and regulations of the Securities Exchange Act of 1934. These requirements as currently in effect are summarized in Annex A hereto. Accordingly, the members of the Committee will be directors who the Board affirmatively concludes have no material relationship to the Company, as determined by the Board, either directly or as a partner, shareholder or officer of any organization that has a relationship with the Company.

The failure of the Committee to satisfy the independence requirements set forth above or the financial literacy requirements set forth below shall not invalidate any actions taken by the Committee.

Financial Literacy. The Committee members will meet the experience requirements of the New York Stock Exchange and the Securities Exchange Act of 1934. Each Committee member will be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise and that member or another member of the Committee must be an “audit committee financial expert” (as such term is defined by the rules and regulations of the Securities Exchange Act of 1934). The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation or identification or (b) affect the duties, obligations or liability of any other member of the Committee or the Board.

Responsibilities

The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Additionally, the Board recognizes that the Company’s financial management, as well as the independent auditors, have more time, knowledge and detailed information regarding the Company than do Committee members. As a result, in carrying out its oversight responsibilities, the Committee’s role is not to provide expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. As used in this charter, the term “independent auditor” means any independent auditor, including one constituting a “registered public accounting firm” (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company.

The following functions shall be the common, recurring activities of the Committee in carrying out its duties.

1.                                           Retention of Independent Auditors. The Committee shall be directly responsible for the appointment, compensation, retention, oversight and termination of the independent auditors. The Committee shall have the ultimate authority and responsibility to select the independent auditor (including approval of all engagement fees and terms and resolution of disagreements between management and the independent auditors), evaluate the independent auditors (including its qualifications, performance and independence) and, where appropriate, replace the independent auditors.

2.                                           Independence of Auditors. In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors and the other relationships between the Company and the auditors. The Committee shall be responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors and (c) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

3.                                           Pre-Approval of Audit and Non-Audit Services. The Committee shall pre-approve all audit, review or attest services and all permissible non-audit services. The Committee may delegate to one or more of its members the authority to pre-approve audit services and non-audit services pursuant to any pre-approval policies and procedures established by the Committee and satisfying the requirements set forth in the Securities Exchange Act of 1934; provided, however, that all pre-approved services must be disclosed by such delegate to the full Committee at each of its scheduled meetings.

4.                                           Independent Auditors’ Quality Control. The Committee shall obtain and review a report from the independent auditors, at least annually, which describes (a) the audit firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues.

5.                                           External Audit Plans. The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

6.                                           Conduct of the Audit. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee, consistent with Section 303 of the Sarbanes-Oxley Act of 2002 and Regulation 13B-2 promulgated thereunder, shall not influence the conduct of the audit in any improper manner.

7.                                           Review of Audit Results. The Committee shall review and discuss with the independent auditors the report of their annual audit, or proposed report of their annual audit, and (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company and (d) any audit problems or difficulties encountered in the audit work and management’s response.

8.                                           Assurances Under Section 10A of the Exchange Act. The Committee shall obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 (generally relating to the auditors’ identification of illegal acts and related party transactions) has not been implicated.

9.                                           Financial Statements and Disclosures. The Committee shall review with management and the independent auditors the annual and quarterly financial statements to be included in the Company’s periodic reports, including disclosures in the Management’s Discussion and Analysis section contained therein. This review will occur prior to filing of the annual or quarterly report, as applicable, and the Committee shall recommend to the Board whether the audited annual financial statements should be included in the Company’s Form 10-K. The Committee shall review and consider with the independent auditors the matters required to be discussed by the Statement of Auditing Standards (“SAS”) No. 61.

10.                                    Financial Press Releases. The Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma,” or “adjusted” non-GAAP, information) and the financial information and earnings guidance provided to analysts and rating agencies. This review may occur before or after issuance and may be done generally (i.e., review of the types of information to be disclosed and the types of presentation to be made).

11.                                    Internal Audit Plans. The Committee shall review and discuss with the partner of the audit firm performing the internal audit function and appropriate members of his or her staff, and the in-house personnel performing any internal audit functions, the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

12.                                    Internal Audit Results. The Committee shall review and discuss with the partner of the audit firm performing the internal audit function, management, the independent auditors and the appropriate staff members of each, the results of any internal audits.

13.                                    Internal Accounting Controls. The Committee shall review and discuss with the partner of the audit firm performing the internal audit function, management, the independent auditors and the appropriate staff members of each, the quality and adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934.

14.                                    Separate Meetings. The Committee shall meet separately and periodically with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

15.                                    Risk Management Policies. The Committee shall discuss policies with respect to risk assessment and risk management in order to govern the processes by which management assesses and manages the Company’s exposure to risk.

16.                                    Hiring of Employees of Independent Auditors. The Committee shall set clear hiring policies for employees or former employees of the independent auditors, and in the absence of an applicable policy no such individual shall be hired.

17.                                    Complaints Regarding Financial Statements or Accounting Policies. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.                                    Proxy Statement Report. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

19.                                    Review of Other Matters. The Committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

20.                                    Other Duties. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

21.                                    Reports to the Board. The Committee shall report regularly to the Board, which report may include issues that arise with respect to (a) the quality of integrity of the Company’s financial statements, (b) the Company’s compliance with legal or regulatory requirements, (c) the performance and independence of the Company’s independent auditors or (d) the performance of the internal audit function.

22.                                    Annual Evaluation. The Committee shall conduct and review with the Board annually an evaluation of the Committee’s performance.

Annex A

Audit Committee

Independence Requirements

NYSE Rules. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the following directors shall not satisfy the definition of “independent”:

(i)                                A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

(ii)                             A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

(iii)                          A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

(iv)                         A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v)                            A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

SEC Rules. In order to be considered to be independent, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board, or any other Board committee:

(A)                                  Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

(B)                                  Be an affiliated person (as defined by the SEC) of the Company or any subsidiary thereof.

Other. No member of the Committee may simultaneously serve on more than three audit committees of companies with registered debt or equity (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.